Kidstoysplus.Com, Inc.

KIDSTOYSPLUS.COM, INC.

FINANCIAL STATEMENTS

(Expressed in United States Dollars)

JANUARY 31, 2002

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Kidstoysplus.Com, Inc.

DAVIDSON & COMPANY, Chartered Accountants
A Partnership of Incorporated Professionals

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of

Kidstoysplus.com, Inc.

We have audited the accompanying balance sheets of Kidstoysplus.com, Inc. as at January 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at January 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is dependent upon financing to continue operations and has suffered recurring losses from operations.  These matters raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regards to these matters are discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

April 24, 2002

A member of SC International
1200-609 Granville Street, P.O. Box 10372, Pacific Centre
Vancouver, B.C., Canada V7Y 1G6
Telephone (604) 687-0947  Fax (604) 687-6172

KIDSTOYSPLUS.COM, INC.
BALANCE SHEETS

(Expressed in United States Dollars)

AS AT JANUARY 31

2002

2001

$

$

ASSETS

Current

  Cash

1,919

24,451

  Receivables

6,564

13,572

  Inventory

56,378

72,489

  Prepaid expenses and deposits

   ,953

    3,953

  Total current assets

68,814

114,465

Due from related parties (Note 4)

32,744

47,850

Capital assets (Note 5)

  18,949

  23,044

Total assets

120,507

185,239

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current

  Accounts payable and accrued liabilities

83,398

27,318

  Due to related party (Note 6)

  27,079

          -

  Total current liabilities

110,477

27,218

Commitment (Note 10)

Stockholders’ equity
 Common stock (Note 7)
   Authorized:  25,000,000 common shares with a
            par value of $0.001

    Issued and outstanding:  12,510,884 common shares

              (2001 – 11,130,884)

12,510

11,130

  Additional paid-in capital (Note 7)

1,036,532

958,912

  Deficit

(1,039,012)

(821,901)

  Total stockholders’ equity

      10,030

158,141

Total liabilities and stockholders’ equity

    120,507

185,359

History and organization of the Company (Note 1)

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Kidstoysplus.Com, Inc.

KITSTOYSPLUS.COM, INC.

STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)

YEAR ENDED JANUARY 31

2002

2001

$

$

SALES

199,099

48,953

COST OF SALES

122,364

38,715

GROSS MARGIN

 76,735

10,238

EXPENSES

  Consulting fees and sub-contracts

89,475

203,010

  Depreciation

9,788

7,925

  Entertainment and promotion

2,493

7,632

  Equipment rental

3,998

2,347

  Investor relations

9,245

88,548

  Legal and accounting

26,047

52,783

  Marketing and advertising

13,978

28,576

  Office and administration

44,196

91,232

  Rent

15,522

20,365

  Salaries and wages

39,644

-

  Telephone and utilities

11,685

17,268

  Transfer agent and filing fees

1,219

5,157

  Travel and automobile

4,568

31,327

  Website design and maintenance

    5,980

572,902

277,828

572,902

Loss before other items

(201,093)

(562,664)

OTHER ITEMS

  Interest income

482

11,212

  Write-off of amounts due from related parties (Note 4)

(16,500)

         -

16,018

11,212

Loss for the year

(217,111)

(551,452)

Basic and diluted loss per share

(0.02)

(0.05)

Weighted average number of shares of
    common stock outstanding

11,912,309

10,692,910

The accompanying notes are an integral part of these financial statements.

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KIDSTOYSPLUS.COM, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Expressed in United States Dollars)

	Common Stock Issued		Additional	Stock
			Paid-in	Subscrip-tions
	Number	Amount $	Capital $	Receivable $	Deficit $	Total $
Balance, January 31, 2000	9,968,084	9,968	239,274	(5,500)	(270,449)	(26,707)

Shares issued for cash at $1.25 per share	590,400	590	737,410	-	-	738,000
Share issuance costs	-		(73,800)	-	-	(73,800)
Share subscriptions received	-	-	-	5,500	-	5,500
Shares issued for cash at $0.10 per share
on exercise of stock options	400,000	400	39,600	-	-	40,000
Shares issued for cash at $0.25 per share
on exercise of stock options	22,400	22	5,578	-	-	5,600
Shares issued for services at $0.14 per share	150,000	150	20,850	-	-	21,000
Loss for the year	-	-	-	-	(551,452)	(551,452)
Balance, January 31, 2001	11,130,884	11,130	968,912	-	(821,901)	158,141

Shares issued for cash at $0.50 per share	1,380,000	1,380	67,620	-	-	69,000
Loss for the year	-	-	-	-	(217,111)	(217,111)
Balance, January 31, 2002	12,510,884	12,510	1,036,532	-	(1,039,012)	10,030

The accompanying notes are an integral part of these financial statements.

KIDSTOYSPLUS.COM, INC.
STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars)
YEAR ENDED JANUARY 31

2002

2001

$

$

CASH FLOWS FROM OPERATING ACTIVITIES

  Loss for the year

(217,111)

(551,452)

  Items not affecting cash:

    Depreciation

9,778

7,925

    Common stock issued for services

-

21,000

    Write-off of amounts due from related parties

16,500

-

  Changes in other operating assets and liabilities:

    (Increase) decrease is receivables

7,008

(13,572)

    (Increase) decrease in inventory

16,111

(72,489)

    Decrease in prepaid expenses and deposits

-

4,064

    Increase (decrease) in accounts payable
      and accrued liabilities

   56,180

  (29,201)

Net cash used in operating activities

(111,534)

(633,725)

CASH FLOWS FROM INVESTING ACTIVITIES

  Capital assets acquired

(5,683)

(20,646)

  Due from related parties

(1,394)

(47,850)

  Net cash used in operating activities

(7,077)

(68,496)

CASH FLOWS FROM FINANCING ACTIVITIES

  Common stock issued for cash

69,000

783,600

  Share issuance costs

-

(73,800)

  Stock subscriptions received

-

5,500

  Due to related party

27,079

            -

  Net cash provided by financing activities

96,079

715,300

Change in cash during the year

(22,532)

13,079

Cash, beginning of year

24,451

11,372

Cash, end of year

   1,191

24,451

Cash paid during the year for interest

           -

          -

Cash paid during the year for income taxes

              -

          -

Supplemental disclosure for cash flows (Note 9)

The accompanying notes are an integral part of these financial statements.

KIDSTOYSPLUS.COM, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in United States Dollars)

JANUARY 31, 2002

1.

HISTORY AND ORGANIZATION OF THE COMPANY

Kidstoysplus.com, Inc., (the "Company") was incorporated on February 4, 1999 under the laws of the State of Nevada.  The Company's principal activities consist of the operation of a retail website and retail outlet specializing in the sale of children's toys and entertainment products.

For the period from February 4, 1999 to January 31, 2001, the Company was considered a development stage company as the Company relied on proceeds from the issuance of common stock rather than recurring revenues as its primary source of cash flow.  During the year ended January 31, 2002, the Company's retail website and retail outlet began to generate recurring revenues and, as a result, the Company is no longer considered to be a development stage company.

2.

GOING CONCERN

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation.  However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the issuance of capital stock.  Continued operations of the Company are dependent on the Company's ability to complete public equity financing or generate profitable operations in the future.  Management's plan in this regard is to continue generating recurring revenues and to secure additional funds through future equity financings.  Such financings may not be available or may not be available on reasonable terms.

2002

2001

$

$

Deficit	(1,039,012)	(821,901)
Working capital (deficiency)	(41,663)	87,247

3.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.  The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Foreign currency translation

Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates.  Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date.  Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date.  Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the statements of operations.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statements of operations.

Inventory

Inventory is valued at the lower of cost or net realizable value.

Capital assets

Capital assets are recorded at cost.  Depreciation is provided over the estimated useful life using the following rates:

Computer equipment	3 years straight-line
Furniture and fixtures	5 years straight-line

Revenue recognition

Revenues from products and services are recognized at the time the goods are shipped or services provided to the customer, with an appropriate provision for returns and allowances.

Loss per share

Basic loss per share is computed by dividing loss attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share takes into consideration shares of common stock outstanding (computed under basic earnings per share) and potentially dilutive shares of common stock.  Diluted loss per share is not presented separately from loss per share as the exercise of any options and warrants would be anti-dilutive.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.  Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Stock-based compensation

The Company has elected to follow the intrinsic value approach of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, in accounting for its employee stock options and warrants rather than the alternative fair value accounting allowed by Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").  APB 25 provides that the compensation expense relative to the Company's employee stock options and warrants is measured based on the intrinsic value of the stock option or warrant. SFAS 123 permits companies to continue to follow APB 25 and provide pro-forma disclosure of the impact of applying the fair value method of SFAS 123.

The Company also adopted Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44"), with respect to certain provisions applicable to new awards, options repricings, and changes in grantee status.  FIN 44 addresses practice issues related to the application of APB 25.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services" ("EITF 96-18").

Recent accounting pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142").  SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited.  This statement also establishes criteria for separate recognition of intangible assets acquired in a purchase business combination.  SFAS 141 is effective for business combinations completed after June 30, 2001.  SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment.  The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date.  Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle.  Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

In July 2001, FASB issued Statements of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS 143") that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets.  The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life.  SFAS 143 is required to be adopted effective January 1, 2003.

In October 2001, FASB issued Statements of Financial Accounting Standards No. 144, "Accounting for the Impairment on Disposal of Long-lived Assets" ("SFAS 144"), which supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of".  SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell.  Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction.  SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

4.

DUE FROM RELATED PARTIES

2001

2000

$

$

Due from directors of the Company, unsecured, non-interest bearing with no fixed terms of repayment	32,744	47,850

Due to the termination of a director effective December 31, 2001, management has decided to write-off $16,500 (2000 - $Nil) in amounts due from related parties during the year ended January 31, 2002.

The fair value of amounts due from related parties are not determinable as they have no specific repayment terms.

5.

CAPITAL ASSETS

2002

2001

Cost

Accumu-

Net Book

Cost

Accumu-

Net Book

$

lated

Value

lated

Value

Deprecia-

$

$

Deprecia-

$

tion

tion

$

$

Computer
 equipment

20,449

12,953

7,546

20,499

6,230

14,269

Furniture and
 fixtures

16,981

5,578

11,403

11,298

2,523

  8,775

37,480

18,531

18,949

31,797

8,753

23,044

6.

DUE TO RELATED PARTY

	2002 $	2001 $

Due to the President of the Company, unsecured, non-interest bearing with no fixed terms of repayment	27,079	-

7.

COMMON STOCK

On June 1, 2001, June 21, 2001, July 13, 2001 and October 29, 2001, the Company completed four private placements whereby it issued 500,000, 200,000, 500,000 and 180,000 units at $0.05 per unit for cash of $25,000, $10,000, $25,000 and $9,000, respectively. Each unit entitles the holder to one share of common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share of common stock at a price of $0.06 per share for a period of one year from the date of the private placement.

Common shares

The common shares of the Company are of the same class, voting and entitle shareholders to dividends.  Upon liquidation, dissolution or wind-up, shareholders are entitled to the residual business proceeds of the Company after all of its debts, obligations and liabilities are settled.

Additional paid-in capital

The excess of proceeds received for common shares over their par value of $0.001, less share issue costs, is credited to additional paid in capital.

Warrants

The following warrants were outstanding as at January 31, 2002.

Number of Shares	Exercise Price	Expiry Date

500,000	$ 0.06	June 1, 2002
200,000	0.06	June 21, 2002
500,000	0.06	July 13, 2002
180,000	0.06	October 29, 2002

Stock options

On May 1, 1999, pursuant to consulting agreements, the Company granted options to directors and employees to acquire up to 1,000,000 shares of common stock of the Company at an exercise price of $0.10 per share and up to 1,000,000 shares of common stock of the Company at an exercise price of $0.25 per share.  As at January 31, 2002, 1,100,000 options granted pursuant to these consulting agreements remain outstanding.

The Company also approved a Stock Option Plan (the “Plan”) for officers, employees and consultants of the Company.  The Company has reserved 1,500,000 common shares of its unissued share capital for the Plan.  The Plan provides for vesting of options granted pro-rata over four years from the date of grant.

The exercise price of options granted under the Plan will be as follows:

a)

not less than the fair market value per common share at the date of grant.

b)

not less than 110% of the fair market value per common share at the date of grant for options granted to shareholders owning greater than 10% of the Company.

Options granted under the Plan will expire the earlier of:

a)

ten years from the date of grant or March 15, 2010, whichever is earlier.

b)

five years from the date of grant for options granted to shareholders owning greater than 10% of the Company.

c)

the termination of the officer, employee or consultants upon cause.

d)

three months after the termination of the officer, employee or consultant other than by cause, death or disability.

e)

one year after the date of termination of the officer, employee or consultant due to death or disability.

As at January 31, 2002, 1,155,000 options granted under the Plan remain outstanding.

The following is a summary of the stock option activity:

	Number of Shares	Weighted Average Exercise Price

Outstanding, January 31, 2000	2,000,000	$ 0.17

Granted	895,000	0.62
Exercised	(422,400)	0.11
Cancelled	(477,600)	0.22

Outstanding, January 31, 2001	1,995,000	$ 0.38
Granted	300,000	0.085
Exercised	-	-
Cancelled	(40,000)	0.21

Outstanding, January 31, 2002	2,255,000	$ 0.35

Weighted average fair value of options granted during the current year	0.08

The following is a summary of the status of options outstanding at January 31, 2002:

	Outstanding Options			Exercisable Options
Exercise Price	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$0.085	300,000	9.3 years	$ 0.085	150,000	$ 0.085
$0.10 to $0.25	1,180,000	3.6 years	0.18	749,792	0.18
$0.4375	425,000	8.3 years	0.4375	270,052	0.4375
$1.00	350,000	3.2 years	1.00	172,395	1.00

Subsequent to January 31, 2002, the Company cancelled 250,000 options with an exercise price of $0.085 per share.

Stock-based compensation

The Company granted options to employees and an officer during the current year which are accounted for under APB 25.  Had compensation expense relating to these options granted to the employees and officer been recognized on the basis of fair value pursuant to SFAS 123, net loss and loss per share would have been adjusted as follows:

	January 31, 2002	January 31, 2001

Loss for the year
As reported	$ (217,111)	$ (551,452)

Pro-forma	$ (229,080)	$ (576,216)

Basic and diluted loss per share
As reported	$ (0.02)	$ (0.05)

Pro-forma	$ (0.02)	$ (0.05)

The assumptions used in calculating the fair value of stock options using the Black-Scholes option pricing model are as follows:

	2002	2001

Risk-free interest rate	5.00%	6.58%
Expected life of options	3 years	3 years
Expected volatility	212.29%	86.4%
Expected dividend yield	0.0%	0.0%

8.

RELATED PARTY TRANSACTIONS

During the year ended January 31, 2002, the Company entered into the following transactions with related parties:

a)

Paid or accrued consulting fees of $61,000 (2001 - $83,000) to the President of the Company.

b)

Paid or accrued consulting fees of $23,468 (2001 - $31,552) to a former officer of the Company.

c)

Paid or accrued office administration fees of $2,369 (2001 - $7,887) to a relative of an officer of the Company.

These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

9.

SUPPLEMENTAL DISCLOSURE FOR CASH FLOWS

There were no significant non-cash transactions for the year ended January 31, 2002.

The significant non-cash transaction for the year ended January 31, 2001 consisted of the Company issuing 150,000 shares of common stock in the amount of $21,000 in exchange for services rendered.

10.

COMMITMENTS

The Company entered into a consulting agreement with a director of the Company, effective May 1, 1999, for a term of five years.  The consulting agreement requires the Company to pay consulting fees of $5,000 per month to this director.  Monthly hours worked by the director in excess of the base hourly commitments in the consulting agreement will be paid at a rate of  $100 per hour.

11.

INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2001	2000

Loss before income taxes	$ (217,111)	$ (551,452)

Expected income tax recovery	$ 73,818	$ 187,494
Non-deductible expenses	(3,325)	(2,695)
Unrecognized benefit of operating loss carryforwards	(70,493)	(184,799)

Income tax recovery	$ -	$ -

The significant components of the Company's deferred tax assets are as follows:

	2001	2000

Deferred tax assets:
Operating loss carryforwards	$ 259,000	$ 189,000
Valuation allowance	(259,000)	(189,000)

	$ -	$ -

The Company has operating loss carryforwards of approximately $757,000 which may be utilized to reduce future years' taxable income and begin to expire in 2018.

The Company has provided a valuation allowance against its deferred tax assets given that it is more likely than not that these benefits will not be realized.  During the year ended January 31, 2002, the valuation allowance increase by $70,000 (2000 - $87,414).

12.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, receivables, amounts due from related parties, accounts payable and accrued liabilities and amounts due to related party.  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

13.

SEGMENTED INFORMATION

The Company's operations are conducted in one business segment in Canada.

14.

SUBSEQUENT EVENT

The Company entered into an agreement dated March 1, 2002 and amended March 19, 2002 with Lion Equity ("Lion") whereby Lion has agreed to purchase 5,570,400 shares of common stock of the Company currently held by the President for consideration of $110,000 cash and $50,000 in securities of the Company (the "Lion Acquisition").  Lion shall use its best efforts to have the $50,000 in securities exchanged for the assets and liabilities related to the Kidstoysplus.com toy business.  In addition, the President shall continue as a consultant to the Company for a period not to exceed 60 days.

In conjunction with this agreement, the Company has issued 1,800,000 units at $0.025 per unit for cash proceeds of $45,000.  Each unit consists of one share of common stock and one share purchase warrant entitling the holder to acquire one additional share of common stock at a price of $0.04 per share.

The agreement with Lion shall close on or before June 19, 2002 or the Lion Acquisition will be null and void.